Exhibit 10.1

NINTH AMENDMENT TO CREDIT AGREEMENT

     NINTH AMENDMENT, dated as of March 25, 2005, to the Credit Agreement referred to below (this “Amendment”) among BUTLER INTERNATIONAL, INC., a Maryland corporation (“Holdings”), BUTLER SERVICE GROUP, INC., a New Jersey corporation, as Borrower (the “Borrower”); the other Credit Parties signatory hereto; GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (in its individual capacity, “GE Capital”), for itself, as Lender, and as Agent for Lenders (“Agent”) and the other Lenders signatory hereto from time to time.

W I T N E S S E T H:

     WHEREAS, Borrower, the other Credit Parties signatory thereto, Agent, and Lenders signatory thereto are parties to that certain Second Amended and Restated Credit Agreement, dated as of September 28, 2001 (including all annexes, exhibits and schedules thereto, and as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and

     WHEREAS, Agent and Lenders have agreed to amend the Credit Agreement in the manner, and on the terms and conditions, provided for herein.

     NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Definitions. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement or Annex A thereto.

     2. Amendment to Section 1.1(b)(i)(2) of Credit Agreement. Section 1.1(b)(i)(2) of the Credit Agreement is hereby amended and restated as of the Amendment Effective Date (as defined below) in its entirety to read as follows:

     “(2) Borrower shall repay the principal amount of the Term Loan A in twelve (12) consecutive quarterly installments on the first day of January, April, July and October of each year, commencing December 1, 2001, each installment (other than the final installment) in the amount of $1,000,000, provided, however, that commencing with the principal installment payment due October 1, 2005 and thereafter, each such installment (other than the final installment) shall be in an amount equal to $2,000,000 and the final installment due on the Commitment Termination Date shall be in an amount equal to the remaining principal balance of the Term A Loan.”

     3. Amendment to Section 1.3(b)(ii) of Credit Agreement. Section 1.3(b)(ii) of the Credit Agreement is hereby amended as of the Amendment Effective Date to include the following additional proviso immediately following the first sentence thereof:

“; provided, further, that in the event that Butler of New Jersey Realty Corp. sells the Montvale Property with the consent of the Agent and Requisite Lenders (which consent has not been obtained nor granted), Borrower shall prepay the Term Loans in an amount equal to fifty percent (50%) of such proceeds, net of the amounts described in clauses (A) through (D) above, up to an aggregate amount not in excess of $3,000,000.”

     4. Amendment to Section 3 of Credit Agreement. Section 3 of the Credit Agreement is hereby amended as of the Amendment Effective Date by adding the following new Section 3.25:

     “3.25 Issuance of Holdings Shares. Upon the date (each, an “Issuance Date”) of any issuance of shares of common stock by Holdings to CFE as contemplated under Sections 5.14 and 5.15 (the “Holdings Shares”), Holdings represents and warrants to CFE, to Agent and to GE Capital as of the applicable Issuance Date:

     (i) all of the Holdings Shares have been duly authorized and validly issued; are outstanding, fully paid and non-assessable; and are free and clear of all liens, charges, pledges, security interests, claims and encumbrances;

     (ii) all of the Holdings Shares shall be delivered to UBS Paine Webber by Holdings’ transfer agent for the account and sole benefit of CFE;

     (iii) none of the Holdings Shares have been issued in violation of any federal or state securities laws to which such issuance may be subject; and

     (iv) the issuance of the Holdings Shares to CFE will not require registration under the Securities Act of 1933, as amended, or pursuant to any applicable state securities laws in effect on the date hereof.”

     5. Amendment to Credit Agreement. The Credit Agreement is hereby further amended as of the Amendment Effective Date by adding the following new Section 3A immediately following Section 3 thereof:

     “Section 3A. REPRESENTATIONS AND WARRANTIES OF CFE.

     CFE hereby makes the following representations and warranties to Holdings as of each Issuance Date:

     (i) CFE understands that the Holdings Shares may not be sold, transferred or otherwise disposed of except pursuant to an effective registration statement under the Securities Act, and applicable state securities laws or pursuant to an exemption therefrom; and

     (ii) CFE (A) is an “Accredited Investor” as defined in Rule 501(a) promulgated under the Securities Act; (B) is an investor experienced in the evaluation of businesses similar to the business of Holdings; (C) is able to fend for itself in the transaction contemplated by this Agreement; (D) has such knowledge and experience in financial, business and investment matters as to be capable of evaluating the merits and risks of an investment in the Holdings Shares; (E) has the ability to bear the economic risks of such investment; (F) was not organized or reorganized for the specific purpose of acquiring the Holdings Shares; and (G) has been afforded, prior to the date hereof, the opportunity to ask questions of, and to receive answers from, Holdings and to obtain any additional information, to the extent that Holdings has such information or could have acquired it without unreasonable effort or expense, all as necessary for CFE to make an informed investment decision with respect to the receipt of the Holdings Shares.”

     6. Amendment to Section 5 of Credit Agreement. Section 5 of the Credit Agreement is hereby amended as of the Amendment Effective Date by adding the following new Sections 5.14 and 5.15:

     “5.14 Subordinated Debt. The Credit Parties shall use best efforts to raise Subordinated Debt in an amount equal to at least $7,000,000 on or prior to September 30, 2005, which such Subordinated Debt shall be on terms and conditions satisfactory to Agent and Lenders in their sole discretion; provided, however, in the event the Credit Parties do not raise such Subordinated Debt by such date, Holdings agrees to issue to GE Capital, in the name of GE Capital CFE, Inc., a Delaware corporation (“CFE”), fifty thousand shares (50,000) of common stock of Holdings on such date.”

     “5.15 Issuance of Holdings’ Common Stock. Holdings agrees to issue to GE Capital, in the name of CFE, (a) twenty-five thousand shares (25,000) of common stock on September 30, 2005, (c) thirty-five thousand shares (35,000) of common stock on

December 30, 2005, and (d) forty thousand shares (40,000) of common stock on February 28, 2006.”

     7. Amendment to Annex A of the Credit Agreement. Annex A of the Credit Agreement is hereby amended as of the Amendment Effective Date by:

          (a) amending the definition of “Commitment Termination Date” set forth in such Annex A by deleting the text “October 31, 2005” in clause (a) of such definition and substituting in lieu thereof the text “April 1, 2006”;

          (b) amending the definition of “Mortgages” set forth in such Annex A by deleting such definition in its entirety and substituting in lieu thereof the following text:

     “‘Mortgages, means each of the mortgages, deeds of trust, leasehold mortgages, leasehold deeds of trust, collateral assignments of leases or other real estate security documents delivered by any Credit Party to Agent on behalf of itself and Lenders with respect to any Real Estate acquired after the Closing Date (and expressly including the Montvale Property), all in form and substance reasonably satisfactory to Agent.”

          (c) amending the definition of “Permitted Encumbrances” set forth in such Annex A by deleting the word “and” immediately following clause (j) of such definition and by adding the following text immediately following clause (j) of such definition:

“and (k) the mortgage on the Montvale Property evidenced by that certain Promissory Note and Mortgage and Security Agreement dated September 30, 2002, and the related documents by and between Butler of New Jersey Realty Corp. and Regency Savings Bank (as successor in interest to GMAC Commercial Mortgage Corp.)”

          (d) adding the following new definitions to Annex A in appropriate alphabetical order:

     “‘CFE’ shall have the meaning ascribed to it in Section 5.14.”

     “‘Holdings Shares’ shall have the meaning ascribed to it in Section 3.25.”

     “‘Issuance Date’ shall have the meaning ascribed to it in Section 3.25.”

     “‘Leverage Ratio’ means, with respect to any Person for any twelve (12) month fiscal period ending on any date of determination, the ratio of (a) Funded Debt as of any date of determination, to (b) EBITDA for the twelve (12) months ending on that date of determination; provided, however, for purposes of calculating the Leverage Ratio hereunder, Funded Debt shall exclude all Indebtedness other than the Obligations.”

     8. Amendment to Section 6.14 of the Credit Agreement. Section 6.14 of the Credit Agreement is hereby amended as of the Amendment Effective Date by deleting clause (e) of such Section 6.14 in its entirety and substituting in lieu thereof the following clause (e):

“(e) dividends or distributions made by Holdings consisting solely of common stock.”

     9. Amendment to Annex G of Credit Agreement. Annex G of the Credit Agreement is hereby amended as of the Amendment Effective Date by amending and restating clause (a) (Maximum Capital Expenditures) in its entirety to read as follows:

     “(a) Maximum Capital Expenditures. Borrower and its Subsidiaries on a consolidated basis shall not make Capital Expenditures that exceed (i) $6,000,000 in the aggregate in any Fiscal Year ending on or prior to December 31, 2004, and (ii) $3,000,000 in the aggregate in the Fiscal Year ending December 31, 2005.”

     10. Amendment to Annex G of Credit Agreement. Annex G of the Credit Agreement is hereby amended as of the Amendment Effective Date by amending and restating clause (d) (Minimum Interest Coverage Ratio) in its entirety to read as follows:

     “(d) Minimum Interest Coverage Ratio. Borrower and its Subsidiaries on a consolidated basis shall have at the end of each period set forth below, an Interest Coverage Ratio of not less than the following:

     l.00 for the Fiscal Quarter ending December 31, 2004;

     1.50 for the Fiscal Quarter ending March 31, 2005;
     2.50 for the Fiscal Quarter ending June 30, 2005;
     3.00 for the Fiscal Quarter ending September 30, 2005;
     3.20 for the Fiscal Quarter ending December 31, 2005 and each
          Fiscal Quarter ending thereafter.”

     11. Amendment to Annex G of Credit Agreement. Annex G of the Credit Agreement is hereby amended as of the Amendment Effective Date by adding the following new clause (e) immediately following clause (d) thereof:

     “(e) Maximum Leverage Ratio. Borrower and its Subsidiaries on a consolidated basis shall have at the end of each period set forth below, an Leverage Ratio of not more than the following:

     6.00 for the Fiscal Quarter ending March 31, 2005;

     5.70 for the Fiscal Quarter ending June 30, 2005;
     5.30 for the Fiscal Quarter ending September 30, 2005;
     4.35 for the Fiscal Quarter ending December 31, 2005 and each
          Fiscal Quarter ending thereafter.”

     12. Post-Amendment Effective Date Covenant. Subject to the consent and authorization of Regency Savings Bank, within thirty (30) days of the Amendment Effective Date, Borrower agrees that it will cause Butler of New Jersey Realty Corp., a New Jersey corporation and a wholly owned Subsidiary of Holdings (“Butler NJ Realty”), to deliver to Agent the following documents, each in form and substance reasonably satisfactory to Agent:

          (a) a joinder agreement pursuant to which Butler NJ Realty agrees to guarantee the Obligations of Borrower and the other Credit Parties under the Loan Documents and become a party to the Loan Documents, duly executed and delivered by an authorized officer of Butler NJ Realty;

          (b) a pledge amendment, substantially in the form of Schedule II to the Holdings Pledge Agreement, pursuant to which Holdings pledges one hundred percent (100%) of the issued and outstanding Stock of Butler NJ Realty (the “Butler NJ Stock”) to Agent, in each case duly executed and delivered by an authorized officer of Butler NJ Realty;

          (c) an original certificate representing the Butler NJ Stock, together with appropriate instruments of transfer duly executed by Holdings in blank, pledged by Holdings pursuant to the terms of the Holdings Pledge Agreement, as amended pursuant to the pledge amendment referred to in clause (b) above;

          (d) a mortgage or deed of trust granting Agent a second priority Lien on the Montvale Property, subject only to the Lien in favor of Regency Savings Bank, together with mortgage title insurance, owner’s insurance, real property survey, local counsel opinion, and, if required by Agent, supplemental casualty insurance and flood insurance, and such other documents, instruments or agreements reasonably requested by Agent (including, without limitation, a consent of Regency Savings Bank to the granting of such second priority mortgage to Agent);

          (e) copies of Butler NJ Realty’s (i) charter documents and all amendments thereto and (ii) good standing certificates or the foreign equivalent and certificates of qualification to conduct business in each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, each dated a recent date and certified by the applicable authorized Governmental Authority;

          (f) copies of Butler NJ Realty’s (i) bylaws and all amendments thereto and (ii) resolutions of Butler NJ Realty’s board of directors and, to the extent required under applicable law, stockholders, approving and authorizing the execution, delivery and performance of the Loan Documents to which Butler NJ Realty is, or will be, a party and the transactions to be consummated in connection therewith, each certified by an authorized officer of Butler NJ Realty as being in full force and effect without any modification or amendment;

          (g) a signature and incumbency certificate of the officers of Butler NJ Realty, certified by Butler NJ Realty’s corporate secretary or an assistant secretary as being true, accurate, correct and complete in all respects;

          (h) a legal opinion of counsel acceptable to Agent which shall provide, inter alia, (i) that the Loan Documents have been duly authorized, executed and delivered by, and are enforceable against, Butler NJ Realty, (ii) that Agent shall have a perfected Lien on the Collateral granted under the Loan Documents to which Butler NJ Realty shall join under the joinder agreement referred to in clause (a) above, and (iii) such other opinions as Agent may reasonably request; and

          (i) such other certificates, documents and agreements as Agent may, in its reasonable discretion, request.

     13. Representations and Warranties. To induce Agent and Lenders to enter into this Amendment, each of Holdings and Borrower makes the following representations and warranties to Agent and Lenders:

          (a) The execution, delivery and performance of this Amendment and the performance of the Credit Agreement, as amended by this Amendment (the “Amended Credit Agreement”) by Borrower and the other Credit Parties: (a) is within such Person’s organizational power; (b) has been duly authorized by all necessary or proper corporate and shareholder action; (c) does not contravene any provision of such Person’s charter or bylaws or equivalent organizational documents; (d) does not violate any law or regulation, or any order or decree of any court or Governmental Authority; (e) does not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound; (f) does not result in the creation or imposition of any Lien upon any of the property of such Person other than those in favor of Agent pursuant to the Loan Documents; and (g) does not require the consent or approval of any Governmental Authority or any other Person.

          (b) This Amendment has been duly executed and delivered by or on behalf of each of Holdings, Borrower and the other Credit Parties.

          (c) Each of this Amendment and the Amended Credit Agreement constitutes a legal, valid and binding obligation of Borrower and each of the other Credit Parties party thereto, enforceable against each in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          (d) No Default or Event of Default has occurred and is continuing after giving effect to this Amendment.

          (e) No action, claim, lawsuit, demand, investigation or proceeding is now pending or, to the knowledge of any Credit Party, threatened against any Credit Party, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any Governmental Authority, or before any arbitrator or panel of arbitrators, (i) which challenges Borrower’s or, to the extent applicable, any other Credit Party’s right, power, or competence to enter into this Amendment or perform any of their respective obligations under this Amendment, the Amended Credit Agreement or any other Loan Document, or the validity or enforceability of this Amendment, the Amended Credit Agreement or any other Loan Document or any action taken under this Amendment, the Amended Credit Agreement or any other Loan Document or (ii) which if determined adversely, is reasonably likely to have or result in a Material Adverse Effect. To the knowledge of Holdings or Borrower, there does not exist a state of facts which is reasonably likely to give rise to such proceedings.

          (f) The representations and warranties of Borrower and the other Credit Parties contained in the Credit Agreement and each other Loan Document shall be true and correct on and as of the Amendment Effective Date and the date hereof with the same effect as if such representations and warranties had been made on and as of such date, except that any such representation or warranty which is expressly made only as of a specified date need be true only as of such date.

     14. No Other Amendments/Waivers. Except as expressly amended herein, the Credit Agreement and the other Loan Documents shall be unmodified and shall continue to be in full force and effect in accordance with their terms. In addition, this Amendment shall not be deemed a waiver of any term or condition of any Loan Document and shall not be deemed to prejudice any right or rights which Agent, for itself and Lenders, may now have or may have in the future under or in connection with any Loan Document or any of the instruments or agreements referred to therein, as the same may be amended from time to time.

     15. Outstanding Indebtedness; Waiver of Claims. Each of Borrower and the other Credit Parties hereby acknowledges and agrees that, as of March 24, 2005, the aggregate outstanding principal amount of (i) the Revolving Loan is $24,752,285.57, (ii) the Term Loan A is $13,000,000 and (iii) the Term Loan B is $18,000,000, and that such principal amounts are payable pursuant to the Credit Agreement without defense, offset, withholding, counterclaim or deduction of any kind. Borrower and each other Credit Party hereby waives, releases, remises and forever discharges Agent, Lenders and each other Indemnified Person from any and all claims, suits, actions, investigations, proceedings or demands arising out of or in connection with the Credit Agreement (collectively, “Claims”), whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which Borrower or any other Credit Party ever had, now has or might hereafter have against Agent or Lenders which relates, directly or indirectly, to any acts or omissions of Agent, Lenders or any other Indemnified Person on or prior to the date hereof, provided, that neither Borrower nor any other Credit Party waives any Claim solely to the extent such Claim relates to the Agent’s or any Lender’s gross negligence or willful misconduct.

     16. Expenses. Borrower and the other Credit Parties hereby reconfirm their respective obligations pursuant to Sections 1.9 and 11.3 of the Credit Agreement to pay and reimburse Agent, for itself and Lenders, for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and all other documents and instruments delivered in connection herewith.

     17. Effectiveness. This Amendment shall be deemed effective as of the date hereof (the “Amendment Effective Date”) only upon satisfaction in full in the judgment of Agent of each of the following conditions:

          (a) Amendment. Agent shall have received five (5) original copies of this Amendment duly executed and delivered by Agent, each Lender, Borrower and the other Credit Parties.

          (b) Payment of Amendment Fee and Expenses. Borrower shall have paid to Agent (i) a non-refundable cash amendment fee equal to $50,000 for the pro rata account of the Lenders, and (ii) all costs, fees and expenses owing in connection with this Amendment and the other Loan Documents and due to Agent (including, without limitation, reasonable legal fees and expenses).

          (c) Representations and Warranties. The representations and warranties of or on behalf of the Credit Parties in this Amendment shall be true and correct on and as of the Amendment Effective Date and the date hereof, except that any such representation or warranty which is expressly made only as of a specified date need be true only as of such date.

     18. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     19. Counterparts. This Amendment may be executed by the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

[SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

BUTLER SERVICE GROUP, INC.

By:	/s/ Craig S. Tireman

Name:	Craig S. Tireman

Title:	VP & Controller

GENERAL ELECTRIC CAPITAL
CORPORATION, as Agent and Lender

By:	/s/ illegible

Duly Authorized Signatory

     The following Persons are signatories to this Amendment in their capacity as Credit Parties and not as Borrowers.

BUTLER INTERNATIONAL, INC.

By:	/s/ Craig S. Tireman

Name:	Craig S. Tireman

Title:	VP & Controller

BUTLER SERVICES INTERNATIONAL, INC.

By:	/s/ Craig S. Tireman

Name:	Craig S. Tireman

Title:	VP & Controller

BUTLER TELECOM, INC.

By:	/s/ Craig S. Tireman

Name:	Craig S. Tireman

Title:	VP & Controller

BUTLER SERVICES, INC.

By:	/s/ Craig S. Tireman

Name:	Craig S. Tireman

Title:	VP & Controller

BUTLER UTILITY SERVICE, INC.

By:	/s/ Craig S. Tireman

Name:	Craig S. Tireman

Title:	VP & Controller